UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 7, 2005

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	0-30877	77-0481679
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court 22 Victoria Street Hamilton HM 12 Bermuda
(Address of principal executive offices)

(441) 296-6395
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.(b)         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)                                 On April 7, 2005, Ronald Verdoorn notified Marvell Technology Group Ltd. (“Marvell”) that he will not seek re-election to Marvell’s Board of Directors at the Annual General Meeting of Shareholders to be held on June 10, 2005 due to his desire to spend more time on other activities.  Mr. Verdoorn has served as a director since January 1998 and is currently a member of the Audit Committee and the Governance Committee.  Mr. Verdoorn will continue to serve as a director and as a member of the Audit Committee and the Governance Committee until the Annual General Meeting of Shareholders.  Marvell thanks him for his time on our Board of Directors and wishes him well.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 12, 2005

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ George A. Hervey
George A. Hervey
Vice President of Finance and
Chief Financial Officer